Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of April 14, 2011, is entered into by and between Double Eagle Holdings, Ltd, a Nevada corporation (the “Company”), and Maurice E. Durschlag (“Durschlag”), Adam Adler (“A Adler”), Brian Tuffin (“Tuffin”) and Lenny Adler (“L Adler”) (Durschlag, A Adler, Tuffin and L Adler being referred to as the “Sellers”).

WITNESSETH:

WHEREAS, the Sellers own all of the common stock of Fuse Science, Inc. (“Fuse Science”), a company which owns the technology set forth on Schedule A hereto (the “Technology”); and

WHEREAS, Sellers are willing to exchange their shares of common stock in Fuse Science (the “Fuse Science Shares”) for shares of common stock of the Company (the “Company Shares”), such that after the exchange, Fuse Science will be a wholly-owned subsidiary of the Company.

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1. 1.      The Company and the Sellers hereby agree to exchange the number of Fuse Science Shares set forth below next to each Seller’s name for the number of Company shares set forth below next to each Seller’s name. Concurrently with the execution of this Agreement, the Sellers shall deliver to the Company’s counsel, Gracin & Marlow, LLP, certificates representing the Fuse Science Shares set forth below, and the Company shall deliver to the Sellers certificates representing the Company Shares set forth below.

Name of Seller	Number of Shares of Fuse Science	Number of Shares of the Company

Durschlag	233	5,445,500
Tuffin	272	6,332,000
A Adler	258	6,007,000
L Adler	237	5,512,500

2.           The Sellers represent and warrant to, and covenant and agree with, the Company as follows:

(a)           The Sellers are exchanging their Fuse Science Shares for the Company Shares for their own accounts, for investment only and not with a view towards the public sale or distribution thereof, and not with a view to or for sale in connection with any distribution thereof.

(b)           Each Seller is: (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents hereto, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect his or its (if an entity) own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of his or its (if an entity) investment in the shares of common stock of the Company.

(c)           Fuse Science is the sole owner of all rights, title and interest in and to the Technology including the patents set forth on Schedule A hereto (the “Patents”) and Fuse Science is properly registered as the owner of the Patents and no other person has rights in the Patents;

(d)           Fuse Science has not assigned, transferred, licensed, pledged or otherwise encumbered any of the Technology, including the Patents, or agreed to do so;

(e)           Each Seller has full power and authority to enter into this Agreement and to make the assignments as provided for herein;

(f)           Each Seller represents that the Fuse Science Shares are free and clear of any mortgages, liens, pledges, security interests, charges, restrictions, claims or encumbrances of any nature.

(g)           To the best of the Sellers’ knowledge, there are no violations, infringements or misappropriations of any third party's rights (or any claim thereof) by the Patents or the Technology;

(h)           Neither Fuse Science nor any of its agents was acting within the scope of employment by any third party when conceiving, creating or otherwise performing any activity with respect to anything purportedly transferred or assigned herein;

(i)           To the best of the Sellers’ knowledge, there are no current challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Patents or Technology;

(j)           The Sellers will not breach the terms of any agreement or arrangement with any third party by entering into this Agreement; and

(k)           It shall be a condition to the release of the Company Shares to Durschlag that each of Durschlag and Erik S. Phillips resign as officers and directors of the Company, effective ten (10) days after the filing of a Schedule 14F with the Securities and Exchange Commission

2. 3.      This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

IN WITNESS WHEREOF, the Company and the Sellers have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

DOUBLE EAGLE HOLDINGS, LTD

By:	/s/ Aitan Zacharin
Name:	Aitan Zacharin
Title:	Chief Marketing Officer and Chief Information Officer

/s/ Maurice E. Durschlag
Maurice E. Durschlag

/s/ Lenny Adler
Lenny Adler

/s/ Adam Adler
Adam Adler

/s/ Brian Tuffin
Brian Tuffin